Exhibit 99.1

Mark J. Gabrielson Named Chief Executive Officer of Ore Pharmaceuticals

GAITHERSBURG, Md.--(BUSINESS WIRE)--March 3, 2009--Ore Pharmaceuticals Inc. (NASDAQ: ORXE) Chairman of the Board of Directors J. Stark Thompson announced today that the Company has elected Mark J. Gabrielson, to serve as President and Chief Executive Officer, replacing Charles Dimmler, III. Mr. Gabrielson has over 30 years of experience in the pharmaceutical industry. He presently serves on the Company’s Board of Directors and, most recently, was Managing General Partner of p-Value Capital LLC, a specialty financial services firm focused on assembling and financing portfolios of clinical stage pharmaceutical and biopharmaceutical products. Mr. Gabrielson also serves on the Board of Directors of Pulmatrix Inc., a private pharmaceutical company that he co-founded in 2003 and where he was CEO from its founding through 2007. Mr. Gabrielson also was a General Partner of Prince Ventures, a healthcare venture capital firm. He began his career at GlaxoSmithKline.

Ore Pharmaceuticals Overview

Ore Pharmaceuticals is a commercial drug development company. We have applied our proprietary know-how in integrative pharmacology to identify potential new uses for drug candidates. We are now focused on developing certain compounds for which we have found new uses. Ore Pharmaceuticals currently has three compounds in its development pipeline: romazarit (beginning development for metabolic disorders), tiapamil (beginning development for treatment of diseases of the central nervous system), and GL1001 (in development for inflammatory bowel disease). In 2008, we cleared FDA review of the Investigational New Drug Application for GL1001, and began clinical trials on that compound in late September 2008. Visit us at orepharma.com.

Safe Harbor Statement

This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Forward-looking statements typically include the words “expect,” “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and similar expressions as they relate to Ore Pharmaceuticals or its management. Forward-looking statements are based on our current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of our future performance or results. Our actual performance and results could differ materially from what we project in forward-looking statements for a variety of reasons and circumstances, including particularly risks and uncertainties that may affect the Company’s operations, financial condition and financial results and that are discussed in detail in the our Annual Report on Form 10-K and our other subsequent filings with the Securities and Exchange Commission. They include, but are not limited to: whether the Company experiences difficulties or delays in the initiation, progress or completion of clinical trials for its compounds, including the GL 1001 trial, whether caused by competition, adverse events, investigative site initiation rates, patient enrollment rates, regulatory issues or other factors; that clinical trials may not demonstrate that GL 1001 is effective as a treatment for diseases of commercial interest, whether the safety and/or efficacy results of the GL1001 trial support an application for marketing approval in the United States or any other country; whether an application for marketing approval is accepted by the FDA or any other regulatory authority; whether there will be valid claims for indemnification from the buyers of our Genomics Assets; whether there will be claims from the landlords of the leased properties we have assigned to buyers of our Genomics Assets or our Preclinical Division that we would be required to pay as guarantors of such leases; whether we will be able to collect amounts due under the terms of promissory notes from the buyers of our Genomics Assets and molecular diagnostic business; whether we will be able to manage our existing cash adequately and whether we will begin to generate sufficient new revenue from licensing and/or be able to obtain financing on sufficiently favorable terms to maintain our business and effect our strategies, including continuing compound development; whether we will be able to maintain our NASDAQ listing; whether we will be able to retain qualified personnel for our commercial drug development business; and potential negative effects on our operations and financial results from workforce reductions. Ore Pharmaceuticals Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Ore Pharmaceuticals Inc.
Philip L. Rohrer, Jr.
Chief Financial Officer
301-361-4400
prohrer@orepharma.com